UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HSBC FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	86-1052062 (I.R.S. Employee Identification No.)

2700 Sanders Road Prospect Heights, Illinois (Address of principal executive officers)	60070 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Notes due April 24, 2012	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-130580

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The classes of securities to be registered hereby are Floating Rate Notes due April 24, 2012 (the “Notes”) of HSBC Finance Corporation, a Delaware corporation (the “Registrant”).

The description of the Notes is set forth in the Prospectus dated December 21, 2005 as included in the Registration Statement on Form S-3 (No. 333-130580), of the Registrant, as filed with the Securities and Exchange Commission (the “Commission”), and the Prospectus Supplement dated April 17, 2007 as filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits.

4.1

Indenture for Senior Debt Securities, dated as of March 7, 2007, between HSBC Finance Corporation and Wells Fargo Bank, National Association, as Trustee, to be used in connection with the issuance of the Notes of HSBC Finance Corporation (incorporated herein by reference to Exhibit 4.12 to HSBC Finance Corporation's Current Report on Form 8-K filed on March 8, 2007).

4.2

Amended and Restated Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of December 15, 2004 to be used in connection with the issuance of the Notes of HSBC Finance Corporation (incorporated herein by reference to Exhibit 4.1 to HSBC Finance Corporation's Registration Statement on Form S-3 (No. 333-120494)).

4.3	Form of Floating Rate Note due April 24, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of HSBC Finance Corporation by the undersigned, thereto duly authorized.

HSBC FINANCE CORPORATION (Registrant) By: /s/ Patrick D. Schwartz Patrick D. Schwartz Vice President, Deputy General Counsel - Corporate and Assistant Secretary

Dated: April 23, 2007

Exhibit Index
Exhibit No.
4.1

Indenture for Senior Debt Securities, dated as of March 7, 2007, between HSBC Finance Corporation and Wells Fargo Bank, National Association, as Trustee, to be used in connection with the issuance of the Notes of HSBC Finance Corporation (incorporated herein by reference to Exhibit 4.12 to HSBC Finance Corporation's Current Report on Form 8-K filed on March 8, 2007).

4.2

Amended and Restated Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of December 15, 2004 to be used in connection with the issuance of the Notes of HSBC Finance Corporation (incorporated herein by reference to Exhibit 4.1 to HSBC Finance Corporation's Registration Statement on Form S-3 (No. 333-120494)).

4.3	Form of Floating Rate Note due April 24, 2012.